     As filed with the Securities and Exchange Commission on March 27, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------

                       ADVANCED FIBRE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                      68-0277743
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          1465 NORTH MCDOWELL BOULEVARD
                           PETALUMA, CALIFORNIA 94954
                    (Address of principal executive offices)
                                   (Zip Code)

                              --------------------

                            1996 STOCK INCENTIVE PLAN
                (AS AMENDED AND RESTATED THROUGH JANUARY 3, 2001)
                            (Full title of the Plan)

                              --------------------

                               JOHN A. SCHOFIELD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       ADVANCED FIBRE COMMUNICATIONS, INC.
                          1465 NORTH MCDOWELL BOULEVARD
                           PETALUMA, CALIFORNIA 94954
          (Name and address, including zip code, of agent for service)
                                 (707) 794-7700
          (telephone number, including area code, of agent for service)

                                  CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
  TITLE OF SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
         REGISTERED              REGISTERED(1)          SHARE(2)                 PRICE(2)              FEE
================================================================================================================
1996 Stock Incentive Plan
-------------------------
Common Stock, $0.01 par value  2,421,899 shares         $15.4375             $37,388,065.82         $9,347.02
================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on March 22, 2001, as reported by the Nasdaq National Market.

================================================================================

               Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 2,421,899 shares of Common Stock of the Registrant for issuance under the 1996 Stock Incentive Plan. The contents of the prior Registration Statement relating to the Plan, File No. 333-39888 is incorporated herein.

                                     PART II

Item 3. Incorporation of Documents by Reference

               Advanced Fibre Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                    (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 21, 2001, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                    (ii) The Registrant's Current Report on Form 8-K filed with the Commission on January 2, 2001;

                    (iii) The Registrant's Registration Statement No. 000-28734 on Form 8-A/12G filed with the Commission on May 19, 1998 (as amended by Form 8-A/12G/A filed October 29, 1998) pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's preferred share purchase rights; and

                    (iv) The Registrant's Registration Statement No. 000-28734 on Form 8-A filed with the Commission on July 31, 1996 pursuant to
        Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

NUMBER        EXHIBIT
------        -------
    5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1       Consent of KPMG LLP, Independent Auditors.
   23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
   24         Power of Attorney. Reference is made to the Signature Page of this
              Registration Statement.
   99.1       1996 Stock Incentive Plan (as amended and restated through
              January 3, 2001).

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on this 27th day of March, 2001.



                                       ADVANCED FIBRE COMMUNICATIONS, INC.



                                       By: /s/ JOHN A. SCHOFIELD
                                           -------------------------------------
                                           John A. Schofield
                                           President & Chief Executive Officer

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Advanced Fibre Communications, Inc., a Delaware corporation, do hereby constitute and appoint John A. Schofield and Keith E. Pratt and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE               TITLE                                            DATE
-----------------------------      -------------------------------------       ---------------



/s/ JOHN A. SCHOFIELD              Director, President and Chief               March 27, 2001
-----------------------------      Executive Officer (Principal
John A. Schofield                  Executive Officer)




/s/ KEITH E. PRATT                 Senior Vice President, Chief                March 27, 2001
-----------------------------      Financial Officer and Assistant
Keith E. Pratt                     Secretary (Principal Financial
                                   Officer)




/s/ R. LEON BLACKBURN              Vice President and Corporate                March 27, 2001
-----------------------------      Controller (Principal Accounting
R. Leon Blackburn                  Officer)

           SIGNATURE               TITLE                                            DATE
-----------------------------      -------------------------------------       ---------------



/s/ DONALD GREEN                   Chairman of the Board                       March 27, 2001
-----------------------------
Donald Green




/s/ HERBERT M. DWIGHT, JR          Director                                    March 27, 2001
-----------------------------
Herbert M. Dwight, Jr.




/s/ RUANN F. ERNST                 Director                                    March 27, 2001
-----------------------------
Ruann F. Ernst




/s/ CLIFFORD H. HIGGERSON          Director                                    March 27, 2001
-----------------------------
Clifford H. Higgerson




/s/ DAN RASDAL                     Director                                    March 27, 2001
-----------------------------
Dan Rasdal




/s/ ALEX SOZONOFF                  Director                                    March 27, 2001
-----------------------------
Alex Sozonoff

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                       ADVANCED FIBRE COMMUNICATIONS, INC.

                                  EXHIBIT INDEX



NUMBER        EXHIBIT
------        -------
    5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1       Consent of KPMG LLP, Independent Auditors.
   23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
   24         Power of Attorney. Reference is made to the Signature Page of this
              Registration Statement.
   99.1       1996 Stock Incentive Plan (as amended and restated through
              January 3, 2001).